UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2026

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported in the Current Report on Form 8-K filed by Lumen Technologies, Inc. (“Lumen” or the “Company”) on February 2, 2026 (the “Initial Form 8-K”), the Company and its subsidiaries completed the sale of Lumen’s Mass Markets fiber-to-the-home business in Arizona, Colorado, Florida, Idaho, Iowa, Minnesota, Nebraska, Nevada, Oregon, Utah and Washington (the “Business”), for which the Company and its subsidiaries received cash consideration of $5.75 billion, which was reduced by approximately $30 million in closing adjustments and transaction costs, resulting in pre-tax cash proceeds of approximately $5.72 billion. The consideration is subject to further adjustments for working capital and other negotiated purchase price adjustments in the purchase agreement. The Company used the proceeds from the sale and cash on hand to (i) redeem all of the outstanding aggregate principal amount of each of its 10.000% secured notes due 2032, 4.125% superpriority senior secured notes due 2030 and 4.125% superpriority senior secured notes due 2029 and (ii) repay all of the outstanding amounts due under its superpriority term B credit agreement.

On February 4, 2026, the Company amended the Initial Form 8-K to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) (the “Amended Form 8-K/A”) and further supplemented the Amended Form 8-K/A with updated pro forma financial information on April 16, 2026 (the “Updated 8-K”).

In connection with the filing of a Registration Statement on Form S-4 by the Company on the date hereof, this Current Report on Form 8-K is being filed to provide updated unaudited pro forma financial information for the three months ended March 31, 2026 (the “Updated Pro Forma Financial Information”). The Updated Pro Forma Financial Information updates and supplements the unaudited pro forma condensed combined financial information of the Company and related disclosures contained in Exhibit 99.2 to the Amended Form 8-K/A and Exhibit 99.1 to the Updated 8-K. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Amended Form 8-K/A or the Updated 8-K, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Amended Form 8-K/A and the Updated 8-K.

The Updated Pro Forma Financial Information included in this current Report on Form 8-K has been presented for information purposes only, as required by Form S-4. It does not purport to represent the actual results or project future operating results of the Company following the sale of the Business.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Attached hereto as Exhibit 99.1 is the following unaudited pro forma consolidated statement of operations for the three months ended March 31, 2026, which reflects the sale of the Business.

(d) Exhibits.

The following exhibits are furnished with the above-described Current Report on Form 8-K:

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Lumen Technologies, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and other attachments have been omitted from this filing and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: May 20, 2026	By:	/s/ Chris Stansbury
Chris Stansbury
President and Chief Financial Officer

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